EXHIBIT 2



                         STOCKHOLDERS AGREEMENT dated as of March 19, 2002
                    (this "Agreement"), among SCHERING AKTIENGESELLSCHAFT, a stock corporation organized under the laws of the Federal Republic of Germany ("Parent"), and the individuals and other parties listed on Schedule A attached hereto (each, a "Stockholder" and, collectively, the "Stockholders").



          WHEREAS Parent, European Acquisition Company, a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and Collateral Therapeutics, Inc., a Delaware corporation (the "Company"), propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement"; terms used but not defined herein shall have the meanings set forth in the Merger Agreement) providing for the merger of Sub with and into the Company upon the terms and subject to the conditions set forth in the Merger Agreement (the "Merger");

          WHEREAS each Stockholder is the record and beneficial owner of the number of shares of capital stock of the Company set forth beside such Stockholder's name on Schedule A hereto (such shares of capital stock of the Company, together with any other shares of capital stock of the Company or other voting securities of the Company acquired by such Stockholder after the date hereof and during the term of this Agreement (including through the exercise of any warrants, stock options or similar instruments), being collectively referred to herein as such Stockholder's "Subject Shares"); and

          WHEREAS as a condition to its willingness to enter into the Merger Agreement, Parent has required that each Stockholder enter into this Agreement.


          NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

          SECTION 1. Representations and Warranties of Each Stockholder. Each Stockholder hereby, severally and not jointly, represents and warrants to Parent as follows:


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          (a) Authority; Execution and Delivery; Enforceability. Such
Stockholder has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated by this Agreement and compliance by such Stockholder with the provisions of this Agreement have been duly authorized by all necessary trust or other action on the part of such Stockholder and no other trust or other proceedings on the part of such Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by such Stockholder and constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or to loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or other assets of such Stockholder under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) the trust documents of such Stockholder, (ii) any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease or other contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit, concession, franchise, license or similar authorization applicable to such Stockholder or any of its properties or other assets or
(iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) order, writ, injunction, decree, judgment or stipulation, in each case applicable to such Stockholder or any of its properties or other assets. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity is required by or with respect to such Stockholder in connection with the execution and delivery of this Agreement by such Stockholder or the consummation by such Stockholder of the transactions contemplated by this Agreement or compliance by such Stockholder with the provisions of this Agreement, except for filings with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement. If such Stockholder is married and such Stockholder's

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Subject Shares constitute community property or otherwise need spousal or other approval in order for this Agreement to be legal, valid and binding, this Agreement has been duly approved, executed and delivered by, and constitutes a legal, valid and binding obligation of, such Stockholder's spouse, enforceable against such spouse in accordance with its terms. No trust of which such Stockholder is a trustee requires the consent of any beneficiary or other person to the execution and delivery of this Agreement or to the consummation by such trust of the transactions contemplated by this Agreement or compliance by such trust with the provisions of this Agreement.

          (b) The Subject Shares. Such Stockholder is the record and beneficial owner of, or is the trustee of a trust that is the record holder of, and whose beneficiaries are the beneficial owners of, and has good and marketable title to, the Subject Shares set forth beside the name of such Stockholder on Schedule A hereto, free and clear of any Liens. Such Stockholder does not own, of record or beneficially, any shares of capital stock or other voting securities of the Company other than the Subject Shares set forth beside the name of such Stockholder on Schedule A hereto. Such Stockholder has the sole right to vote and Transfer (as defined in Section 3(c)) the Subject Shares set forth beside the name of such Stockholder on Schedule A hereto and such Subject Shares possess the total number of votes set forth on Schedule A hereto, and none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting or the Transfer of such Subject Shares, except as set forth in
Section 3 of this Agreement. Such Stockholder further represents that any proxies heretofore given in respect of such Stockholder's Subject Shares are revocable, and represents and declares that all such proxies are hereby revoked.

          (c) Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement or the Merger Agreement based upon arrangements made by or on behalf of such Stockholder.

          SECTION 2. Representations and Warranties of Parent. Parent hereby represents and warrants to each Stockholder as follows: Parent has the requisite corporate power and corporate authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and the consummation by Parent of the

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transactions contemplated by this Agreement and compliance by Parent with the provisions of this Agreement have been duly authorized by all necessary corporate action on the part of Parent and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement.

          This Agreement has been duly executed and delivered by Parent and constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or to loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or other assets of Parent under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) the Articles of Association of Parent, (ii) any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease or other contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit, concession, franchise, license or similar authorization applicable to Parent or any of its properties or other assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) order, writ, injunction, decree, judgment or stipulation, in each case applicable to Parent or any of its properties or other assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, rights, losses, Liens or entitlements that individually or in the aggregate would not prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, registration, declaration or filing with, or notice to, any Governmental Entity is required by or with respect to Parent in connection with the execution and delivery of this Agreement by Parent or the consummation by Parent of the transactions contemplated by this Agreement or compliance by Parent with the provisions of this Agreement, except for (1) filings with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement and (2) such other consents, approvals, orders, authorizations, registrations,

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declarations, filings and notices the failure of which to be obtained or made individually or in the aggregate would not prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

          SECTION 3. Covenants of Each Stockholder. Each Stockholder, severally and not jointly, covenants and agrees as follows:

          (a) At any meeting of the stockholders of the Company called to vote upon the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement, or at any adjournment or postponement thereof, or in any other circumstances upon which a vote, consent, adoption or other approval (including by written consent solicitation) is sought, such Stockholder shall vote (or cause to be voted) all the Subject Shares of such Stockholder in favor of, and shall consent to (or cause to be consented to), the adoption of the Merger Agreement and the approval of the terms thereof and of the Merger and each of the other transactions contemplated by the Merger Agreement.

          (b) (i) At any meeting of the stockholders of the Company or at any adjournment or postponement thereof or in any other circumstances upon which a vote, consent, adoption or other approval (including by written consent solicitation) is sought, such Stockholder shall vote (or cause to be voted) all the Subject Shares of such Stockholder against, and shall not consent to (and shall cause the Subject Shares of such Stockholder not to be consented to), any of the following (or any agreement to enter into, effect, facilitate or support any of the following): (A) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, business combination, sale of substantial assets, joint venture, binding share exchange, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any other Takeover Proposal or (B) any amendment of the Company's Second Restated Certificate of Incorporation or Restated By-laws or other proposal, action or transaction involving the Company or any of its stockholders, which amendment or other proposal, action or transaction would, or could reasonably be expected to, prevent, impede, interfere with, hinder, frustrate, delay or nullify the Merger Agreement, the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement or the consummation of the transactions contemplated by this Agreement, or change in any manner the voting rights of the Company Common Stock (collectively, "Frustrating Transactions").

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          (ii) Such Stockholder shall, within five Business Days of a request from Parent, irrevocably grant to, and appoint, Parent and individuals designated by Parent in such request, or any of them, and any individual designated in writing by any of them, and each of them individually, as such Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote the Subject Shares of such Stockholder, or grant a consent or approval in respect of the Subject Shares of such Stockholder, in a manner consistent with this Section
3. Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement (including this agreement to execute and deliver such irrevocable proxy). Such Stockholder hereby affirms, and shall affirm in such irrevocable proxy, that such irrevocable proxy is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Such Stockholder hereby further affirms, and shall affirm in such irrevocable proxy, that such irrevocable proxy is coupled with an interest and may under no circumstances be revoked other than by termination of this Agreement in accordance with it terms. Such irrevocable proxy shall provide that such Stockholder ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue thereof, that such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the DGCL and that such irrevocable proxy shall automatically terminate upon the termination of this Agreement in accordance with its terms.

          (c) Other than as expressly permitted by this Agreement, such Stockholder shall not (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift, bequest, appointment or otherwise) (collectively, "Transfer"), or consent to or permit any Transfer of, any Subject Shares or any interest therein, or enter into any contract, option or other arrangement (including any profit sharing arrangements) with respect to the Transfer of any Subject Shares or any interest therein, to any person (other than, if the transactions contemplated by the Merger Agreement are consummated, by operation of law in the Merger), (ii) enter into any voting arrangement with respect to any Subject Shares, whether by proxy, voting agreement or otherwise or (iii) take any action which would, or could reasonably be expected to, result in a diminution of the voting power represented by any Subject Shares, and shall not commit or agree to take any of the foregoing actions.



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          (d) Such Stockholder shall not, nor shall such Stockholder authorize or permit any of its affiliates (other than the Company) or any of its or their directors, officers, employees, partners, investment bankers, attorneys or other advisors or representatives to, directly or indirectly, (i) solicit, initiate or encourage, or take any other action to facilitate, any inquiries with respect to a potential Takeover Proposal or Frustrating Transaction or the submission of any Takeover Proposal or Frustrating Transaction, (ii) enter into any agreement with respect to any Takeover Proposal or Frustrating Transaction or (iii) except as expressly permitted by Section 9, enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate in any way with, or assist or participate in any effort or attempt by any person with respect to, any Takeover Proposal or Frustrating Transaction. Such Stockholder promptly shall advise Parent orally and in writing of any Takeover Proposal or Frustrating Transaction or inquiry made to such Stockholder with respect to or that could reasonably be expected to lead to a Takeover Proposal or Frustrating Transaction, the identity of the person making or initiating any such Takeover Proposal, Frustrating Transaction or inquiry and the material terms of any such Takeover Proposal, Frustrating Transaction or inquiry. Such Stockholder shall keep Parent fully informed of the status and details (including amendments or proposed amendments) of any such Takeover Proposal, Frustrating Transaction or inquiry.

          (e) Such Stockholder shall not, nor shall such Stockholder authorize or permit any of its affiliates (other than the Company) or any of its or their directors, officers, employees, partners, investment bankers, attorneys or other advisors or representatives to, issue any press release or make any other public statement with respect to this Agreement, the Merger Agreement, the Merger or any of the other transactions contemplated by this Agreement or the Merger Agreement without the prior written consent of Parent, except as may be required by applicable law.

          (f) Such Stockholder hereby waives any rights of appraisal, or rights to dissent from the Merger, that such Stockholder may have, and agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against the Company (or any of its respective successors) relating to the negotiation, execution and delivery of this Agreement or the Merger Agreement or the consummation of the Merger or any of the

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other transactions contemplated by this Agreement or the Merger Agreement.

          (g) (i) In the event that the Merger Agreement shall have been terminated under circumstances where Parent is or may become entitled to receive the Termination Fee, such Stockholder shall pay to Parent on demand an amount equal to all profit (determined in accordance with Section 3(g)(ii)) of such Stockholder from the consummation of any Takeover Proposal that is consummated, or with respect to which an Acquisition Agreement was entered into, within 15 months after such termination. Any payment of profit under this Section 3(g)(i) shall be paid in the same form as the consideration received from the Takeover Proposal (and, if the consideration so received was in more than one form, in the same proportion as the forms of consideration so received).

          (ii) For purposes of Section 3(g)(i), the profit of any Stockholder from any Takeover Proposal shall equal (A) the aggregate consideration received by such Stockholder pursuant to such Takeover Proposal, valuing any non-cash consideration (including any residual interest in the Company) at its fair market value as of the date of such consummation plus (B) the fair market value, as of the date of disposition, of all Subject Shares of such Stockholder disposed of after the termination of the Merger Agreement and prior to the date of such consummation less (C) the aggregate consideration that would have been issuable or payable to such Stockholder if he or she had received the Merger Consideration pursuant to the Merger Agreement as executed on the date hereof, valuing each Parent ADS at its fair market value as of the date of first public announcement by the Company of its intention to terminate the Merger Agreement as if the Merger had been consummated on the date of such public announcement.

          (iii) In the event that (A) prior to the Effective Time, a Takeover Proposal shall have been made and (B) the Effective Time of the Merger shall have occurred and Parent for any reason shall have increased the amount of Merger Consideration payable over that set forth in the Merger Agreement as executed on the date hereof (on a per share basis, the "Original Merger Consideration"), such Stockholder shall pay to Parent on demand an amount equal to the product of (1) the number of Subject Shares of such Stockholder and (2) the excess of (x) the per share cash consideration or the per share fair market value of any non- cash consideration, as the case may be, received by such Stockholder as a result of the Merger determined as of the Effective Time of the Merger, over (y) the fair market value

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of the Original Merger Consideration determined as of the date of the first increase in the amount of the Original Merger Consideration. Any payment under this Section 3(g)(iii) shall be paid in the same form as the Merger Consideration received by such Stockholder as a result of the Merger (and, if the consideration so received was in more than one form, in the same proportion as the forms of consideration so received).

          (iv) For purposes of this Section 3(g), the fair market value of any non-cash consideration consisting of:

          (A) securities listed on a national securities exchange or traded on the Nasdaq National Market of The Nasdaq Stock Market, Inc. ("Nasdaq National Market") shall be equal to the average closing price per share of such security as reported on such exchange or Nasdaq National Market for the five trading days prior to the date of determination; and

          (B) consideration which is other than cash or securities of the type specified in clause (A) of this Section 3(g)(iv) shall be determined by a nationally recognized independent investment banking firm mutually agreed upon by the parties within 10 Business Days of the event requiring selection of such banking firm; provided, however, that if the parties are unable to agree within two Business Days after the date of such event as to the investment banking firm, then Parent, on the one hand, and the Stockholders, on the other hand, shall each select one firm, and those firms shall select a third investment banking firm, which third firm shall make such determination; provided further, that the fees and expenses of such investment banking firm shall be borne equally by Parent, on the one hand, and the Stockholders, on the other hand. The determination of investment banking firm shall be binding upon the parties.

          (v) Any payment of profit under Section 3(g)(i) or of amounts under
Section 3(g)(iii) shall (A) if payable in cash, be paid by wire transfer of same day funds to an account designated by Parent and (B) if payable through a transfer of securities, be paid through delivery of such securities, suitably endorsed for transfer.

          SECTION 4. Further Assurances. Each Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further


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consents, documents and other instruments as Parent may reasonably request for the purpose of effectuating the matters covered by this Agreement. No Stockholder shall commit or agree to take any action inconsistent with the transactions contemplated by this Agreement or the transactions contemplated by the Merger Agreement.

          SECTION 5. Certain Events. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholder's Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Subject Shares shall pass, whether by operation of law or otherwise, including such Stockholder's heirs, guardians, administrators or successors, and each Stockholder further agrees to take all actions necessary to effectuate the foregoing. In the event of any stock split, stock dividend, reclassification, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the capital stock of the Company, or the acquisition of additional shares of capital stock of the Company or other voting securities of the Company by any Stockholder (including through the exercise of any warrants, stock options or similar instruments), the number of Subject Shares and the total number of votes possessed thereby, in each case, set forth beside the name of such Stockholder on Schedule A hereto shall be adjusted appropriately. This Agreement and the representations, warranties, covenants, agreements and obligations hereunder shall attach to any additional shares of capital stock of the Company or other voting securities of the Company issued to or acquired by any Stockholder (including through the exercise of any warrants, stock options or similar instruments).

          SECTION 6. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, except that Parent may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Parent of any of its obligations under this Agreement. Any purported assignment in violation of this Section 6 shall be void. Subject to the preceding sentences of this Section 6, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective permitted successors and assigns.

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          SECTION 7. Termination. This Agreement shall terminate upon the earlier of (i) the Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms. Notwithstanding the foregoing, Section 3(g) shall survive the consummation of the Merger or the termination of the Merger Agreement. No such termination of this Agreement shall relieve any party hereto from any liability for any breach of any provision of this Agreement.

          SECTION 8. General Provisions. (a) Amendments. This Agreement may not be amended except by an instrument in writing signed on behalf of Parent and each of the Stockholders affected thereby.

          (b) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to Parent in accordance with Section
8.02 of the Merger Agreement and to the Stockholders at their respective addresses set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice).

          (c) Interpretation. When a reference is made in this Agreement to a Section, Subsection or Schedule, such reference shall be to a Section or Subsection of, or a Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns. Terms used herein that are defined under GAAP are used herein as so defined.

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          (d) Counterparts; Effectiveness. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties. The effectiveness of this Agreement shall be conditioned upon the execution and delivery of the Merger Agreement by each of the parties thereto.

          (e) Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter of this Agreement and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies.

          (f) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          (g) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the extent possible.

          SECTION 9. Stockholder Capacity. No person executing this Agreement who is or becomes during the term of this Agreement an officer or director of the Company makes (or shall be deemed to have made) any agreement or understanding herein in his or her capacity as such officer or director. Without limiting the generality of the foregoing, each Stockholder signs solely in his capacity as the record and beneficial owner of such Stockholder's Subject Shares and nothing herein, including the provisions of
Section 3(d), shall limit or affect any action taken by a Stockholder in his capacity as an officer or director of the Company to the extent such action is specifically permitted by the Merger Agreement.

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          SECTION 10. Enforcement. The parties hereto agree that irreparable damage would occur and the parties would not have adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Delaware state court or any Federal court located in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Delaware state court or any Federal court located in the State of Delaware in the event any dispute arises out of or under or relates to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Delaware state court or a Federal court located in the State of Delaware, (d) waives any right to trial by jury with respect to any action relating to this Agreement or any of the transactions contemplated by this Agreement in any Delaware state court or any Federal court located in the State of Delaware and (e) hereby unconditionally waives and agrees not to plead or claim in any such court that any such action brought in any such court has been brought in an inconvenient forum. Parent hereby irrevocably appoints CT Corporation, 111 Eighth Avenue, New York, New York 10011 as its agent for service of process in connection with any action brought against it relating to this Agreement and the Merger Agreement.

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          IN WITNESS WHEREOF, Parent has caused this Agreement to be signed by its officer thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.


                                          SCHERING AKTIENGESELLSCHAFT,

                                             by /s/  Klaus Pohle
                                                --------------------------
                                                Name: Klaus Pohle
                                                Title: Vice Chairman

                                             by /s/ Ilona Murati-Laebe
                                                --------------------------
                                                Name: Ilona Murati-Laebe
                                                Title: Legal Counsel



                                          Jack W. Reich,

                                             by /s/   Jack W. Reich
                                                --------------------------
                                                Name: Jack W. Reich


                                          Mary P. Reich,

                                             by  /s/   Mary P. Reich
                                                --------------------------
                                                Name: Mary P. Reich


                                          Mary P. Reich, as Trustee of
                                          the Jordan A. Reich Trust
                                          Agreement dated 1/31/92,

                                             by  /s/   Mary P. Reich
                                                --------------------------
                                                 Name: Mary P. Reich


                                          Christopher J.  Reinhard,

                                             by /s/  Christopher J.
                                                     Reinhard
                                                --------------------------
                                                Name: Christopher J.
                                                      Reinhard

                                          Maureen Reinhard,

                                             by /s/  Maureen Reinhard
                                                --------------------------
                                                Name: Maureen Reinhard


                                          H. Kirk Hammond,

                                             by /s/  H. Kirk Hammond
                                                --------------------------
                                                Name: H. Kirk Hammond


                                          Tamsin L. Kelly,

                                             by /s/  Tamsin L. Kelly
                                                --------------------------
                                                Name: Tamsin L. Kelly


                                          Tamsin L. Kelly and H. Kirk
                                          Hammond, as trustees of the
                                          Hammond 1997 Children's Trust-N
                                          U/T/A dated 8/22/97,

                                          by /s/  Tamsin L. Kelly
                                             -----------------------------
                                             Name: Tamsin L. Kelly

                                          by /s/  H. Kirk Hammond
                                             -----------------------------
                                             Name: H. Kirk Hammond


                                          Tamsin L. Kelly and H. Kirk
                                          Hammond, as trustees of the
                                          Talisin T. Hammond Trust-N
                                          U/T/A dated 8/22/97,

                                          by /s/  Tamsin L. Kelly
                                             ----------------------------
                                             Name: Tamsin L. Kelly

                                          by /s/   H. Kirk Hammond
                                             ----------------------------
                                             Name: H. Kirk Hammond

                                          Tamsin  L. Kelly and H. Kirk
                                          Hammond, as trustees of the
                                          Shura X. Hammond Trust-N U/T/A
                                          dated 8/22/97,

                                          by /s/  Tamsin L. Kelly
                                             ---------------------------
                                             Name: Tamsin L. Kelly

                                          by /s/   H. Kirk Hammond
                                             ---------------------------
                                             Name: H. Kirk Hammond

                                  SCHEDULE A



                                            Number and Class
           Name and Address                     of Subject          Total Number
            of Stockholder                     Shares Owned           of Votes

Jack Reich and Mary Reich                       1,177,968           1,177,968
P.O. Box 1890
16139 Rambla de las Flores
Rancho Santa Fe, CA 92067

Mary P. Reich, as Trustee of                       76,000              76,000
the Jordan A. Reich Trust
Agreement dated 1/31/92
P.O. Box 1890
16139 Rambla de las Flores
Rancho Santa Fe, CA 92067

Christopher Reinhard and                          519,207             519,207
Maureen Reinhard
P.O. Box 3181                               (including 38,000
14715 Caminito Barbuda                       shares held by
Rancho Santa Fe, CA 92067                     minor child)

H. Kirk Hammond and                             1,432,007           1,432,007
Tamsin L. Kelly
9537 La Jolla Farms Rd.
La Jolla, CA 92037

Tamsin L. Kelly and H. Kirk                        72,200              72,200
Hammond, as Trustees of the
Hammond 1997 Children's Trust-N
U/T/A dated 8/22/97
9537 La Jolla Farms Rd.
La Jolla, CA 92037

Tamsin L. Kelly and H. Kirk                       142,500             142,500
Hammond, as Trustees of the
Talisin T. Hammond Trust-N
U/T/A dated 8/22/97
9537 La Jolla Farms Rd.
La Jolla, CA 92037

Tamsin L. Kelly and H. Kirk                       142,500             142,500
Hammond, as Trustees of the
Shura X. Hammond Trust-N U/T/A
dated 8/22/97
9537 La Jolla Farms Rd.
La Jolla, CA 92037